Exhibit 99.01

Vocera Reports Q2 Revenue of $25.4M and Raises FY15 Guidance

SAN JOSE, Calif. — July 30, 2015 — Vocera Communications, Inc. (NYSE: VCRA), today reported revenue of $25.4 million, a GAAP net loss per share of $(0.20), and adjusted EBITDA of $(1.6) million, for the second quarter of 2015.

“For the fourth consecutive quarter, results exceeded our expectations and demonstrated continued momentum in our business”, said Brent Lang, Vocera’s president and CEO. “Revenue growth over 10% and improving profitability were driven by solid bookings with particular strength in new commercial hospitals, large expansions within our current customers and increasing success from our new products.”

•	Q2 Revenue of $25.4M

•	Q2 GAAP EPS of ($0.20) ; Non-GAAP EPS of ($0.09)

•	Q2 Adjusted EBITDA of ($1.6M)

•	Deferred revenue of $33.9M

•	Cash and short-term investments of $116.7M

Second Quarter 2015 Results

Revenue for the second quarter of 2015 was $25.4 million, compared to $23.0 million in the second quarter of last year.

Total revenue included $13.3 million of product revenue and $12.1 million of services revenue. Product revenue included $9.6 million of device revenue and $3.7 million of software revenue. Second quarter 2015 services revenue included $9.4 million of software maintenance and support revenue and $2.7 million of professional services revenue. The company continued to experience a high software maintenance renewal rate.

Solid bookings in the quarter led to year-over-year increases in second-quarter backlog and deferred revenue. Deferred revenue at June 30, 2015 was $33.9 million, compared to $31.5 million at June 30, 2014 and $34.0 million at March 31, 2015.

GAAP gross margin for the second quarter 2015 was 62.1%, compared to 61.1% in the second quarter of 2014.

Non-GAAP gross margin for the second quarter of 2015 was 63.8%, versus 62.7% in the second quarter of 2014, due to higher revenue, favorable product mix and operational efficiency.

Non-GAAP product gross margin for the second quarter 2015 was 65.7%, versus 64.1% in the second quarter of 2014. Non-GAAP services gross margin was 61.7%, versus 61.2% in the second quarter last year.

Second quarter 2015 GAAP operating expense was $20.9 million, compared to $21.1 million in the second quarter of 2014. Non-GAAP operating expense was $18.4 million, compared to $18.5 million in the second quarter of 2014, and $16.5 million in the first quarter of 2015. The sequential increase in Non-GAAP operating expense was due primarily to higher incentive compensation and timing of a major trade show in the second quarter this year.

GAAP net loss for the second quarter 2015 was $(5.2) million, or $(0.20) per share, compared to $(7.0) million, or $(0.28) per share in the second quarter of 2014. Non-GAAP net loss for the second quarter of 2015 was $(2.2) million, or $(0.09) per share, compared to non-GAAP net loss for the second quarter of 2014 of $(4.0) million, or $(0.16) per share.

Adjusted EBITDA for the second quarter of 2015 was $(1.6) million, versus $(3.5) million in the second quarter 2014.

Strong expense and working capital management resulted in cash, cash equivalents and short-term investments of $116.7 million, at June 30, 2015, compared to $120.6 million at June 30, 2014 and $115.5 million at March 31, 2015. The company continues to have a strong balance sheet with no debt.

Full Year and Third Quarter 2015 Guidance

The company is raising full-year 2015 revenue guidance to between $97 and $101 million and a GAAP loss per share between $(0.84) and $(0.71). The company expects non-GAAP loss per share to be between $(0.36) and $(0.23), and non-GAAP adjusted EBITDA to be between $(6.6) and $(3.2) million.

For the third quarter 2015, the company expects revenue between $23.5 and $25.5 million and a GAAP loss per share between $(0.26) and $(0.20). The company expects non-GAAP loss per share to be between $(0.13) and $(0.07), and non-GAAP adjusted EBITDA to be between $(2.8) and $(1.1) million.

A reconciliation of non-GAAP to GAAP financial measures is included in the financial schedules, linked below.

Link to second-quarter financial statements, guidance and reconciliation to GAAP:

http://vocera.com/public/earnings/VCRA-Q2-15-Financials.pdf

Conference Call Information

The Company will host a conference call at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific, today, July 30, 2015, to discuss the company’s results.

Investors may access a free, live webcast of the call through the Investors section of the company’s website at investors.vocera.com

The call also can be accessed by dialing 877-474-9503, or 857-244-7556 for international callers, and using the access code 5790 0931.

A webcast replay of the call will be archived on the company’s website.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including statements regarding future events, such as our expected operating results for the full year and third quarter of 2015. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, the effects of the Patient Protection and Affordable Care Act of 2010; changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturer; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; and the other factors described in our most recently filed Annual Report on Form 10-K, as well as our other filings with the Securities and Exchange Commission (“SEC”). Our filings with the SEC are available on the Investors section of our company`s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for the second quarter of 2015 are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management evaluates the company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share and non-GAAP operating expense. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.

Our non-GAAP gross margin, non-GAAP net income/(loss), non-GAAP earnings/(loss) per diluted share, non-GAAP operating expense, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options as non-GAAP adjustments in each period.

b) Amortization of acquired intangibles. We acquired certain companies in 2010 and 2014, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.

c) Securities litigation. In August 2013, Vocera and other related parties were named as defendants in two purported securities class actions, alleging claims for allegedly misleading statements regarding our business and financial results. As the cases progress, we may encounter more significant legal costs for our defense. Our projections of net income/(loss), and non-GAAP earnings/(loss) per diluted share for the third quarter 2015 do not give effect to any such future legal expenses because we do not regard them as reflective of the costs we incur to operate our business. For the same reason, second quarter 2015 non-GAAP results exclude these securities litigation expenses.

d) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.

(e) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and

3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.

Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:

i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•	Our stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.

About Vocera:

About Vocera

Vocera Communications, Inc. is a mobile healthcare communications company that provides enterprise-class solutions. Widely recognized for developing smarter ways to communicate, Vocera helps care teams collaborate more efficiently by delivering the right information, to the right person, on the right device, at the right time, anywhere. Vocera solutions are installed in more than 1,200 organizations worldwide, improving quality, efficiency, safety and outcomes. Via the company’s research collaborative, the Experience Innovation Network, Vocera also drives thought leadership for the healthcare industry and new standards in care delivery to elevate patient, family, nurse and physician experiences. Vocera is headquartered in San Jose, California, with offices in San Francisco, Tennessee, Canada, India, United Arab Emirates, and the United Kingdom. For more information, visit www.vocera.com and @VoceraComm on Twitter.

The Vocera logo is a trademark of Vocera Communications, Inc. Vocera® is a trademark of Vocera Communications, Inc. registered in the United States and other jurisdictions.

Contacts:

Investors:

Brad Samson

Vocera

408.882.5737

bsamson@vocera.com

Media:

Amanda Breeding

Edelman

415.229.7649

VoceraTeam@edelman.com

Vocera Communications, Inc.

Condensed consolidated statements of operations

(In thousand, except per share amounts)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenue
Product	$13,320	$11,850	$25,782	$26,039
Service	12,129	11,169	23,485	21,656

Total revenue	25,449	23,019	49,267	47,695

Cost of revenue
Product	4,723	4,421	9,155	9,411
Service	4,914	4,528	9,765	9,342

Total cost of revenue	9,637	8,949	18,920	18,753

Gross profit	15,812	14,070	30,347	28,942

Operating expenses
Research and development	4,242	4,362	8,725	8,428
Sales and marketing	12,102	12,614	22,516	25,357
General and administrative	4,568	4,156	8,568	8,553

Total operating expenses	20,912	21,132	39,809	42,338

Loss from operations	(5,100)	(7,062)	(9,462)	(13,396)
Interest income	117	98	227	185
Other expense, net	(33)	19	(165)	(46)

Loss before income taxes	(5,016)	(6,945)	(9,400)	(13,257)
Provision for income taxes	(155)	(63)	(258)	(140)

Net loss	$(5,171)	$(7,008)	$(9,658)	$(13,397)

Net loss per share:
Basic and diluted	$(0.20)	$(0.28)	$(0.38)	$(0.53)

Weighted average shares used to compute net loss per share:
Basic and diluted	25,832	25,246	25,749	25,147

Vocera Communications, Inc.

Condensed consolidated balance sheets

(In thousand)

(Unaudited)

	As of
	June 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$10,002	$22,615
Short-term investments	106,735	93,646
Accounts receivable, net	14,519	18,008
Other receivables	1,151	694
Inventories	1,747	3,462
Prepaid expenses and other current assets	2,114	2,017

Total current assets	136,268	140,442
Property and equipment, net	4,455	5,122
Intangible assets, net	2,811	3,171
Goodwill	9,988	9,988
Other long-term assets	1,077	905

Total assets	$154,599	$159,628

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,743	$1,913
Accrued payroll and other current liabilities	10,046	10,863
Deferred revenue, current	27,398	28,474

Total current liabilities	40,187	41,250
Deferred revenue, long-term	6,501	6,974
Other long-term liabilities	1,946	1,692

Total liabilities	48,634	49,916
Stockholders’ equity	105,965	109,712

Total liabilities and stockholders’ equity	$154,599	$159,628

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousand, except per share amounts)

(Unaudited)

	Three months ended June 30,
	2015			2014
	Net loss	Diluted shares	Loss per share - diluted	Net loss	Diluted shares	Loss per share - diluted
GAAP	$(5,171)	25,832	$(0.20)	$(7,008)	25,246	$(0.28)
Non-GAAP adjustments:
Stock compensation (a)
Gross margin	341			252
Operating expenses	2,403			2,526
Intangible amortization (b)
Gross margin	81			110
Operating expenses	99			90
Litigation expense (c)
Gross margin	—			—
Operating expenses	5			—

Total adjustments	2,929	—	0.11	2,978	—	0.12
Non-GAAP	$(2,242)	25,832	$(0.09)	$(4,030)	25,246	$(0.16)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.

	Six months ended June 30,
	2015			2014
	Net loss	Diluted shares	Loss per share - diluted	Net loss	Diluted shares	Loss per share - diluted
GAAP	$(9,658)	25,749	$(0.38)	$(13,397)	25,147	$(0.53)
Non-GAAP adjustments:
Stock compensation (a)
Gross margin	650			538
Operating expenses	4,688			4,838
Intangible amortization (b)
Gross margin	162			209
Operating expenses	198			171
Litigation expense (c)
Gross margin	—			—
Operating expenses	9			—

Total adjustments	5,707	—	0.23	5,756	—	0.23
Non-GAAP	$(3,951)	25,749	$(0.15)	$(7,641)	25,147	$(0.30)

(a)	This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b)	This adjustment reflects the accounting impact of acquisitions in 2010 and 2014 in non-cash expense.
(c)	This operating expense adjustment reflects class action litigation expenses from the August 2013 lawsuit.

Vocera Communications, Inc.

Non-GAAP income adjustments

(In thousands)

(Unaudited)

	Three months ended June 30,
	2015				2014
	Stock compensation expense	Intangible amortization	Litigation expense	Total adjustments	Stock compensation expense	Intangible amortization	Litigation expense	Total adjustments
Gross margin:
Product	$70	$81	$—	$151	$61	$110	$—	$171
Service	271	—	—	271	191	—	—	191
Operating expenses:
Research and development	283	—	—	283	239	—	—	239
Sales and marketing	1,061	58	—	1,119	1,068	74	—	1,142
General and administrative	1,059	41	5	1,105	1,219	16	—	1,235
Other expense, net	—	—	—	—	—	—	—	—

Non-GAAP income adjustments	$2,744	$180	$5	$2,929	$2,778	$200	$—	$2,978

	Six months ended June 30,
	2015				2014
	Stock compensation expense	Intangible amortization	Litigation expense	Total adjustments	Stock compensation expense	Intangible amortization	Litigation expense	Total adjustments
Gross margin:
Product	$134	$162	$—	$296	$124	$209	$—	$333
Service	516	—	—	516	414	—	—	414
Operating expenses:
Research and development	543	—	—	543	459	—	—	459
Sales and marketing	2,095	116	—	2,211	2,035	144	—	2,179
General and administrative	2,050	82	9	2,141	2,344	27	—	2,371
Other expense, net	—	—	—	—	—	—	—	—

Non-GAAP income adjustments	$5,338	$360	$9	$5,707	$5,376	$380	$—	$5,756

Vocera Communications, Inc.

Non-GAAP Adjusted EBITDA

(In thousands)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
GAAP net loss	$(5,171)	$(7,008)	$(9,658)	$(13,397)
Add back:
Stock compensation expense	2,744	2,778	5,338	5,376
Litigation expense	5	—	9	—
Interest income	(101)	(75)	(193)	(138)
Depreciation and amortization expense	809	760	1,654	1,496
Provision for income taxes	155	63	258	140

Non-GAAP adjusted EBITDA	$(1,559)	$(3,482)	$(2,592)	$(6,523)

Vocera Communications, Inc.

Reconciliation of GAAP to Non-GAAP operating expenses

(In thousands)

(Unaudited)

	Three months ended
	June 30, 2015	March 31, 2015	June 30, 2014
GAAP operating expenses	$20,912	$18,897	$21,132
Stock compensation expense	2,403	2,285	2,526
Intangible amortization expense	99	99	90
Litigation expense	5	4	—

Non-GAAP operating expenses	$18,405	$16,509	$18,516

Vocera Communications, Inc.

Future guidance for operating results

(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net loss and net loss per share
	Q3-15		FY-15
	Low	High	Low	High
Revenue	$23.5	$25.5	$97.0	$101.0
GAAP net loss	(6.8)	(5.1)	(21.7)	(18.4)
Stock compensation expense	3.0	3.0	11.3	11.3
Intangible amortization expense	0.2	0.2	0.8	0.8
Litigation expense	0.1	0.1	0.2	0.2

Total adjustments	3.3	3.3	12.3	12.3

Non-GAAP net loss	$(3.5)	$(1.8)	$(9.4)	$(6.1)

Weighted average shares, basic and diluted (in thousands)	26,232	26,232	26,000	26,000
GAAP net loss per share	$(0.26)	$(0.20)	$(0.84)	$(0.71)
Non-GAAP net loss per share	$(0.13)	$(0.07)	$(0.36)	$(0.23)

Reconciliation of Non-GAAP net loss to adjusted EBITDA
	Q3-15		FY-15
	Low	High	Low	High
Non-GAAP net loss	$(3.5)	$(1.8)	$(9.4)	$(6.1)
Interest expense, net	(0.1)	(0.1)	(0.3)	(0.3)
Depreciation expense	0.7	0.7	2.7	2.7
Provision for income taxes	0.1	0.1	0.5	0.5

Total adjustments	0.8	0.8	2.8	2.8

Adjusted EBITDA	$(2.8)	$(1.1)	$(6.6)	$(3.2)

Amounts may not recompute due to rounding.